CUSIP No. 346242100                                          Page 13 of 13 Pages


                                     EXHIBIT

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13G to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:    March 14, 2001

                                        AUGUSTINE FUND, L.P.

                                        By:  AUGUSTINE CAPITAL MANAGEMENT, LLC
                                             General Partner

                                        By:     /s/ John T. Porter
                                                John T. Porter, President


                                        AUGUSTINE CAPITAL MANAGEMENT, LLC

                                        By:     /s/ John T. Porter
                                                John T. Porter, President



By:      /s/ John T. Porter
          John T. Porter

By:      /s/ Brian D. Porter
          Brian D. Porter

By:      /s/ Thomas F. Duszynski
          Thomas F. Duszynski

By:      /s/ David R. Asplund
          David R. Asplund

By:      /s/ David M. Matteson
          David M. Matteson